Trycera Financial announces the asset purchase of Signature Credit
Corporation

Newport Beach, CA. (Business Wire) - November 8, 2004 - Trycera Financial today announced that it has closed an Asset Purchase Agreement with Signature Credit Corporation based in Santa Ana, California. Signature Credit is a direct mail and online advertising company. Under current operations, Signature Credit Corporation markets catalog shopping cards and a broad range of products and services to a diverse consumer base consisting of more than 30,000 active accounts.

Trycera Financial plans to use the assets purchased to more quickly grow its recently launched in-house catalog shopping card program marketed under the Tru Platinum Card brand. In addition, Trycera will continue to actively market Signature Credit Corporation's catalog card marketed under the Classic Advantage Card brand. Furthermore, the Signature Credit assets will also facilitate integration of proprietary technology and management solutions within Trycera Financial, serving as the basis for management of both the Tru Platinum and Classic Advantage catalog shopping card programs.

Trycera Financial President and CEO Matt Kerper commented, "The asset purchase of Signature Credit offers organic revenue growth and consumer-direct marketing expertise. The successful signing of the asset purchase agreement serves as a validation of our management team's execution of our broader financial products strategy and overall commitment to success for our shareholders. We continue to pursue candidates that fit into our acquisition-integration-execution strategy in effort to becoming a leader in the financial services arena."

About Trycera Financial, Inc.

Trycera Financial is a publicly reporting financial services company specializing in serving the needs of self-banked consumers. Within the scope of the company's business model, Trycera is focused on four primary channels: consumer-based stored-value products, private-label catalog shopping cards, customized stored-value program management and accretive acquisitions of synergistic product and service providers. In addition to the newly acquired Classic Advantage Card program, Trycera Financial operates the Tru Platinum Card program and is preparing to launch three association-branded stored value debit card products in the fourth quarter of 2004. For more information, visit the company's Web sites at www.truplatinum.com or www.trycera.com.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: With the exception of historical information, the statements set forth above include forward-looking statements that involve risk and uncertainties. The company wishes to caution readers that a number of important factors could cause actual results to differ materially from those in the forward-looking statements. Those factors include but are not limited to the risk factors noted in the company's filings with the Securities & Exchange Commission, such as the changes in federal, state or municipal laws governing the distribution and performance of financial services; a general economic downturn; our startup phase of operations; reliance on third-party processors and product suppliers; the inability to locate suitable acquisition targets; and other risks and uncertainties. Should any of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described in this report as anticipated, estimated or expected.

Contacts:

Company:
Bryan Kenyon, CFO
Trycera Financial, Inc.
(949) 273-4300
info@trycera.com

Or

Jason Daggett (Investors/Media)
(714) 264-7975
stockinfo@trycera.com